As filed with the U.S. Securities and Exchange Commission on January 18, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

National City Corporation	Delaware	34-1111088
National City Preferred Capital Trust I	Delaware	26-6180683
National City Preferred Capital Trust II	Delaware	26-6180712
National City Preferred Capital Trust III	Delaware	26-6180756
(Exact name of registrant	(State or other jurisdiction of	(I.R.S. Employer
as specified in its charter)	incorporation or organization)	Identification Numbers)

1900 East Ninth Street
Cleveland, Ohio 44114-3484
(216) 222-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David L. Zoeller, Esq.
Executive Vice President and General Counsel
1900 East Ninth Street
Cleveland, Ohio 44114-3484
(216) 222-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Christopher M. Kelly, Esq.
Ralph F. MacDonald III, Esq.
Jones Day
222 East 41st Street
New York, NY 10017
(212) 326-3939
     Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered
	Proposed Maximum Offering Price Per Unit	Amount of Registration
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)(2)	Fee
Senior Debt Securities	(1)(2)	(3)
Subordinated Debt Securities	(1)(2)	(3)
Junior Subordinated Debt Securities	(1)(2)	(3)
Preferred Stock	(1)(2)	(3)
Depositary Shares	(1)(2)	(3)
Common Stock	(1)(2)	(3)
Purchase Contracts	(1)(2)	(3)
Units	(1)(2)	(3)
Warrants	(1)(2)	(3)
Guarantees of Normal, Stripped and Capital Securities of National City Preferred Capital Trust I, of National City Preferred Capital Trust II and of National City Preferred Capital Trust III(4)	(1)(2)	(3)
Normal Securities of National City Preferred Capital Trust I, of National City Preferred Capital Trust II and of National City Preferred Capital Trust III	(1)(2)	(3)
Stripped Securities of National City Preferred Capital Trust I, of National City Preferred Capital Trust II and of National City Preferred Capital Trust III	(1)(2)	(3)
Capital Securities of National City Preferred Capital Trust I, of National City Preferred Capital Trust II and of National City Preferred Capital Trust III	(1)(2)	(3)
Total

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

(4)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

PROSPECTUS

Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Purchase Contracts
Units
Warrants
Guarantees

NATIONAL CITY PREFERRED CAPITAL TRUST I
NATIONAL CITY PREFERRED CAPITAL TRUST II
NATIONAL CITY PREFERRED CAPITAL TRUST III

Normal Securities
Stripped Securities
Capital Securities

Fully and unconditionally guaranteed by National City Corporation as described in its applicable prospectus supplement

The securities listed above may be offered and sold by us and/or the Trusts, and/or may be offered and sold from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

The common stock of National City Corporation is traded on the New York Stock Exchange under the symbol “NCC”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated January 18, 2008.

Prospectus

Page

About this Prospectus	1
Where You Can Find More Information	1
Use of Proceeds	2
Validity of Securities	2
Experts	2
EX-4.15
EX-4.16
EX-4.17
EX-4.18
EX-4.19
EX-4.20
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EX-4.23
EX-4.27
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EX-5.1
EX-5.2
EX-5.3
EX-5.4
EX-23.1
EX-24.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4
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EX-25.7
EX-25.8
EX-25.9

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, purchase contracts, units and warrants, in one or more offerings. The Trusts may sell normal securities, stripped securities and capital securities representing undivided beneficial interests in the Trusts, which may be guaranteed by National City, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, references to (1) “National City Corporation”, “National City”, the “Company”, “we”, “our”, “ours” and “us” are to National City Corporation and its subsidiaries, and (2) the “Trusts” are to National City Preferred Capital Trust I, National City Preferred Capital Trust II and National City Preferred Capital Trust III, each of which is a Delaware statutory trust.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2007; June 30, 2007 and September 30, 2007;

•	Current Reports on Form 8-K filed on January 3, 2007, January 8, 2007, January 23, 2007, January 25, 2007, February 6, 2007, March 2, 2007, March 23, 2007, April 24, 2007, May 1, 2007, May 25, 2007, July 25, 2007, August 16, 2007, August 30, 2007, September 4, 2007, September 6, 2007, October 26, 2007, November 21, 2007, December 7, 2007 and December 18, 2007; and

•	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on October 3, 1988, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
Attn: Investor Relations Department
(800) 622-4204

1

The Trusts have no separate financial statements. The statements would not be material to holders of the normal, stripped or capital securities because the Trusts have no independent operations.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by the National City Law Department and by Jones Day, New York, New York, our counsel. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trusts, will pass on certain legal matters for the Trusts. The National City Law Department and Jones Day will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the Trusts. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of National City appearing in National City’s Annual Report (Form 10-K) for the year ended December 31, 2006, and National City management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

2

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees		$(1)
Listing fees and expenses		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses		*
Attorneys’ fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Miscellaneous		*

Total	$	*

(1)	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act, except for the registration fees applied in accordance with Rule 457(p) under the Securities Act.

*	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article VI of our First Restatement of By-Laws, as amended through October 22, 2007, and Article Seventh of our Amended and Restated Certificate of Incorporation provides for broad indemnification of our directors and officers. National City Corporation also maintains insurance coverage relating to certain liabilities of directors and officers.
Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.**

4.1	Amended and Restated Certificate of Incorporation of National City Corporation dated May 7, 1984 (as amended through April 13, 1999) (filed as Exhibit 3.2 to National City Corporation’s Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2000, and incorporated herein by reference).

4.2	National City Corporation First Restatement of By-Laws adopted April 27, 1987 (as amended through October 22, 2007) (filed as Exhibit 3(ii) to National City Corporation’s Current Report on Form 8-K, filed with the SEC on October 26, 2007 and incorporated herein by reference).

4.3	Certificate of Designation of Rights and Preferences of the Series D Non-Voting Convertible Preferred Stock Without Par Value of National City Corporation (filed as Exhibit 3.3 to National City Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and incorporated herein by reference).

4.4	Certificate of Designation of Rights and Preferences of the Series E Non-Voting Non-Cumulative Perpetual Preferred Stock Without Par Value of National City Corporation.**

4.5	Certificate of Designation of Rights and Preferences of the Series F Non-Voting Non-Cumulative Perpetual Preferred Stock Without Par Value of National City Corporation.**

4.6	Certificate of Designation of Rights and Preferences of the Series G Non-Voting Non-Cumulative Perpetual Preferred Stock Without Par Value of National City Corporation.**

Exhibit No.	Exhibit

4.7	The description of National City Corporation’s common stock is included in National City Corporation’s Registration Statement on Form 8-A, filed with the SEC on October 3, 1988 and incorporated herein by reference, including any amendments and reports updating such description.

4.8	Senior Indenture, between National City Corporation and The Bank of New York, as trustee (filed as Exhibit 4.1 to National City Corporation’s Current Report on Form 8-K, filed with the SEC on March 17, 2004 and incorporated herein by reference).

4.9	Form of Senior Note (filed as Exhibit 4.2 to National City Corporation’s Current Report on Form 8-K, filed with the SEC on March 17, 2004 and incorporated herein by reference).

4.10	Form of Subordinated Indenture (filed as Exhibit 4.6 to National City Corporation’s Registration Statement on Form S-3, filed with the SEC on March 27, 2003 and incorporated herein by reference).

4.11	Form of Subordinated Debt Security (included in Exhibit 4.10).

4.12	Junior Subordinated Indenture, between National City Corporation and The Bank of New York Trust Company, N.A., as trustee (filed as Exhibit 4.1 to National City Corporation’s Current Report on Form 8-K, filed with the SEC on May 25, 2007 and incorporated herein by reference).

4.13	Form of Junior Subordinated Debt Security (included in Exhibit 4.12).

4.14	Second Supplemental Indenture to the Junior Subordinated Indenture, between National City Corporation and The Bank of New York Trust Company, N.A., as trustee (filed as Exhibit 4.2 to National City Corporation’s Current Report on Form 8-K, filed with the SEC on May 25, 2007 and incorporated herein by reference).

4.15	Certificate of Trust of National City Preferred Capital Trust I.*

4.16	Certificate of Trust of National City Preferred Capital Trust II.*

4.17	Certificate of Trust of National City Preferred Capital Trust III.*

4.18	Trust Agreement of National City Preferred Capital Trust I.*

4.19	Trust Agreement of National City Preferred Capital Trust II.*

4.20	Trust Agreement of National City Preferred Capital Trust III.*

4.21	Form of Amended and Restated Trust Agreement for Securities of National City Preferred Capital Trust I.*

4.22	Form of Amended and Restated Trust Agreement for Securities of National City Preferred Capital Trust II.*

4.23	Form of Amended and Restated Trust Agreement for Securities of National City Preferred Capital Trust III.*

4.24	Form of Normal, Stripped and Capital Security of National City Preferred Capital Trust I (included in Exhibit 4.21).*

4.25	Form of Normal, Stripped and Capital Security of National City Preferred Capital Trust II (included in Exhibit 4.22).*

4.26	Form of Normal, Stripped and Capital Security of National City Preferred Capital Trust III (included in Exhibit 4.23).*

4.27	Form of Guarantee Agreement with respect to Securities of National City Preferred Capital Trust I.*

4.28	Form of Guarantee Agreement with respect to Securities of National City Preferred Capital Trust II.*

4.29	Form of Guarantee Agreement with respect to Securities of National City Preferred Capital Trust III.*

4.30	Form of Junior Subordinated Supplemental Indenture.**

Exhibit No.	Exhibit

4.31	Form of Purchase Contract Agreement.**

4.32	Form of Unit Agreement, including form of Unit Certificate.**

4.33	Form of Collateral Agreement.**

4.34	Form of Warrant Agreement, including form of Warrant Certificate.**

4.35	Form of Depositary Agreement including form of Depositary Receipt.**

5.1	Opinion of National City Corporation Law Department as to the validity of the senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock, purchase contracts, units, warrants and guarantees of National City Corporation.*

5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Normal, Stripped and Capital Securities of National City Preferred Capital Trust I.*

5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Normal, Stripped and Capital Securities of National City Preferred Capital Trust II.*

5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Normal, Stripped and Capital Securities of National City Preferred Capital Trust III.*

8.1	Opinion of Jones Day as to certain U.S. federal income tax matters.**

10.1	Form of Remarketing Agreement.**

12.1	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006, 2005, 2004, 2003 and 2002 (filed as Exhibit 12.1 to National City Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of National City Corporation Law Department (included in Exhibit 5.1).*

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).*

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).*

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4).*

23.9	Consent of Jones Day (included in Exhibit 8.1).**

24.1	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as trustee under the Senior Indenture.*

25.2	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as trustee under the Subordinated Indenture.*

Exhibit No.	Exhibit

25.3	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as trustee under the Junior Subordinated Indenture.*

25.4	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as property trustee with respect to the Amended and Restated Trust Agreement of National City Preferred Capital Trust I.*

25.5	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as property trustee with respect to the Amended and Restated Trust Agreement of National City Preferred Capital Trust II.*

25.6	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as property trustee with respect to the Amended and Restated Trust Agreement of National City Preferred Capital Trust III.*

25.7	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Securities of National City Preferred Capital Trust I.*

25.8	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Securities of National City Preferred Capital Trust II.*

25.9	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Securities of National City Capital Preferred Trust III.*

*	Filed herewith.
**	To be filed pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings
The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, National City Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Cleveland, State of Ohio, on January 18, 2008.

NATIONAL CITY CORPORATION

By:	/s/ Thomas A. Richlovsky

Name:	Thomas A. Richlovsky
Title:	Senior Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 18, 2008.

Signature	Capacity

/s/ Peter E. Raskind Peter E. Raskind	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Jeffrey D. Kelly Jeffrey D. Kelly	Vice Chairman and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Thomas A. Richlovsky Thomas A. Richlovsky	Senior Vice President and Treasurer (Principal Accounting Officer)

* Jon E. Barfield	Director

* James S. Broadhurst	Director

* Christopher M. Connor	Director

* Bernadine P. Healy, M.D.	Director

* Allen H. Koranda	Director

* Michael B. McCallister	Director

* Paul A. Ormond	Director

* Gerald L. Shaheen	Director

* Jerry Sue Thornton, Ph.D.	Director

* Morry Weiss	Director

*	David L. Zoeller, Executive Vice President and General Counsel of National City Corporation, as attorney-in-fact, signs this document on behalf of the above-named directors and officers pursuant to powers of attorney duly executed by such directors and officers and filed with this registration statement.

By:	/s/ David L. Zoeller
Name: David L. Zoeller
Title: Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, National City Preferred Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Cleveland, State of Ohio, on January 18, 2008.

NATIONAL CITY PREFERRED CAPITAL TRUST I

By: National City Corporation, as Depositor

By:	/s/ Thomas A. Richlovsky
Name: Thomas A. Richlovsky
Title: Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, National City Preferred Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Cleveland, State of Ohio, on January 18, 2008.

NATIONAL CITY PREFERRED CAPITAL TRUST II

By: National City Corporation, as Depositor

By:	/s/ Thomas A. Richlovsky
Name: Thomas A. Richlovsky
Title: Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, National City Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Cleveland, State of Ohio, on January 18, 2008.

NATIONAL CITY PREFERRED CAPITAL TRUST III

By: National City Corporation, as Depositor

By:	/s/ Thomas A. Richlovsky
Name: Thomas A. Richlovsky
Title: Senior Vice President and Treasurer